Exhibit 10.21











                                    AGREEMENT


                                     between


                               MORGAN DISTRIBUTION

                       A Division of Morgan Products Ltd.





                                       and






                            TEAMSTERS LOCAL UNION 541

                              affiliated with the

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS










                         April 1, 1995 to March 31, 1998

                                    AGREEMENT


This Agreement is made and entered into this 1st day of April, 1995, by and between MORGAN DISTRIBUTION, A Division of Morgan Products Ltd., hereinafter known as the "Employer", and BUILDING MATERIAL, EXCAVATING, HEAVY HAULERS, DRIVERS, HELPERS & WAREHOUSEMEN, LOCAL UNION NO. 541, Kansas City, Missouri, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, hereinafter known as "Union".

                                    ARTICLE I
                            DECLARATION OF PRINCIPLES

      That there shall be no limitation as to the amount of work a person shall perform during his working day.

      That there shall be no restriction in the use of machinery or tools.

      That no person shall have the right to interfere with workmen during working hours.

      That the Employer is at liberty to employ whomsoever it sees fit.

                                   ARTICLE II
                                 UNION SECURITY

     1. All present employees who are members of the Union on the effective date of this Article shall remain members of the Union in good standing as a condition of employment. All present employees who are not members of the Union and all employees who are hired hereafter shall become and remain members in good standing of the Union as a condition of employment on and after the 31st day following the date the employees become subject to the terms of this Agreement. The Employer shall not be required to discharge any employee for noncompliance with the foregoing until he receives a written request from the Union specifying the reason for such request, and the Union agrees to indemnify the Employer and hold the Employer harmless from any liability or claims by reason of compliance with the request of the Union.

     2. This Article shall not be applicable in the State of Kansas unless and until there has been a change in existing law making it valid in Kansas.

     3. The Employer agrees to deduct from the wages due any employee, the regular dues and/or initiation fees that are uniformly assessed by the Union providing the Union shall furnish the Employer properly signed authorization cards for such deductions for each employee, in accordance with such and so long as the authorization remains in force. Such deductions will be made from wages due for the last pay period of such calendar month and will be promptly remitted to the duly designated office of the Union in such manner as the Union may request in writing.

                                   ARTICLE III
                                   RECOGNITION

     1. The Employer hereby recognizes the Union as the sole collective bargaining agency for all of its employees engaged in the Employer's work traditionally assigned to and under the jurisdiction of the Union, excluding, however, all other employees of the Employer. The jurisdiction of this Agreement shall extend to and include employees of the Employer employed in the Counties of Jackson, Clay, Platte, Ray, Lafayette, Johnson, Bates, Henry and Cass in Missouri, and Wyandotte, Johnson, Leavenworth and Miami in Kansas.

                                   ARTICLE IV
                               TIME OF EMPLOYMENT

     1. As used herein the term "local area" will be defined as that area encompassing Jackson, Platte, Cass and Clay Counties in Missouri, and Wyandotte, Leavenworth, Miami and Johnson Counties in Kansas. "Local driver" as used herein will mean those drivers operating within the local area. "Out-of-town drivers" as used herein will be defined as those drivers operating from points within the local area to points outside the local area or from points outside the local area.

     2. For all employees, eight (8) hours will constitute a normal day's work and five (5) consecutive days' work shall constitute a normal week's work (Monday through Friday), time and one-half the regular hourly rate to be paid to all employees for all work performed in excess of forty (40) hours in any one week.

     3. All regular employees will receive a forty (40) hour pay per week guaranteed, except that this is not intended to limit the right of the Employer to layoff regular employees if such layoffs are made at the end of a normal work week, and in case of lack of work, the Employer may, at its election, reduce such guaranteed work week to not less than 32 hours per week for not more than 12 weeks in any one year, regardless of whether those 12 weeks are consecutive or not. Thereafter, the Employer shall layoff employees in accordance with the seniority provisions of Article VIII to restore the guaranteed forty (40) hour week to those employees not laid off.

     4. A regular employee's starting time shall commence at 7:00 a.m., 7:30 a.m., or 8:00 a.m., and shall not be later than 8:00 a.m. However, the starting time for an out-of-town driver shall, by mutual agreement of the employee and the Employer, commence as early as 6:00 a.m. All work performed on Saturday up to 5:00 p.m. shall be compensated for at the rate of time and one-half. All time worked from 5:00 p.m. Saturday to 7:00 a.m. Monday (or 6:00 a.m. Monday for out-of-town drivers agreeing to such starting time) shall be paid for at the rate of double time.

     5. Lunch time shall not exceed thirty minutes unless mutually agreed to by the Employer and the employee involved.

     6. The Employer shall reimburse out-of-town drivers required to leave the local area for all necessary and reasonable expenses incurred by him until he returns provided he submits receipts therefor. Necessary and reasonable expenses for out-of-town drivers shall not include the noon meal unless the driver is required to be out-of-town overnight.


                                    ARTICLE V
                                    HOLIDAYS

     1. The following shall be considered legal holidays: New Year's Eve, New Year's Day, Good Friday, Decoration Day, Fourth of July, Labor Day, Thanksgiving Day, the day after Thanksgiving, Christmas Day and the last regular work-day prior to Christmas day or days observed as such by the Employer.

     2. All regular employees subject to the terms of this Agreement shall be credited with eight (8) hours regular straight-time pay for such holiday not worked, but such hours shall be considered as hours worked and added to the accumulated hours of that week. To qualify for such holiday pay, the employee must work the last regularly scheduled working day before the holiday and the first regularly scheduled working day following the holiday unless the employee requests, fifteen (15) days in advance, permission to be absent on the last regularly scheduled working day before or the first regularly scheduled working day following the holiday and it is mutually agreed to by the Employer.

     3. If a holiday falls on Sunday, it will be observed on Monday. All work done on the foregoing holidays or days observed as such shall be paid for at the rate of double the regular straight time rate of pay in lieu of holiday pay.


                                   ARTICLE VI
                                      WAGES

     1. (a) During the term hereof the minimum hourly wage scale for all drivers shall be as follows:

                                 Effective Dates

               April 1, 1995  April 1, 1996  March 31, 1997

Local             $11.62         $11.92         $12.22
Out-of-Town       $11.77         $12.07         $12.37

     (b) Newly hired employees will be compensated in accordance with the following, calculated as a percent of base hourly wage rate:

        (1)  0 to  6 months worked    - 80%
        (2)  6 to 12 months worked    - 85%
        (3)  12 to 18 months worked   - 90%
        (4)  18 to 24 months worked   - 95%
        (5)  24 months plus           - 100% of base wage rate

     (c) Where the Company requires protective devices, safety apparel and other safety equipment, its use by the employees is mandatory. Such safety equipment and devices, except safety shoes, will be furnished by the Company. Bargaining unit employees are eligible for an annual (calendar year) safety shoe allowance of $60.00 payable upon presentation of an appropriate receipt required as proof of purchase. If the Company requires the employees to wear special uniforms, such uniforms will be furnished without cost to the employees. It will be the responsibility of the drivers to wash and dry clean their own uniforms, if furnished by the company.

     (d) Effective March 31, 1996 and March 31, 1997, employees shall be eligible for a $100 bonus if they have an accident free driving record (no chargeable accidents). All employees shall be eligible for this $100 Safety Bonus and for new hires that have completed their probationary period for the first year of eligibility the bonus shall be prorated.

     2. Employees shall be probationary employees for forty-five (45) calendar days from the date of their employment. Such probationary employees shall be subject to termination by the Employer without recourse to the provisions of this Agreement.

     3. Unless otherwise agreed in writing by the Union, the normal work week shall be Monday through Friday and pay day shall be no later than quitting time on the following Friday.

                                   ARTICLE VII
                                   CALL-IN PAY

     1. Persons called by the Employer for work hereunder shall be guaranteed two (2) hours pay; if put to work, such employees shall be guaranteed four (4) hours pay. Extra employees or employees on layoff who are called in for work shall be guaranteed eight (8) hours pay, if they work more than four (4) hours, except on Saturdays, Sundays and holidays.

                                  ARTICLE VIII
                                    SENIORITY


     1. Seniority shall prevail at all times based upon length of service and qualifications. An employee's seniority shall date back to the first date of his hire by the Employer as a truck driver.

     2. In all cases of layoffs, promotions, and demotions, the Employer shall consider the following factors: (a) seniority; (b) ability to perform the work; and (c) physical fitness for work. If qualifications are relatively equal, seniority shall govern.

     3. An employee shall lose his seniority if he (1) quits; (2) is discharged for reasonable cause and not reinstated; (3) overstays a leave of absence without reasonable excuse or prior permission of the Employer; (4) is laid off for lack of work or illness for twelve (12) months or more; (5) is absent from work without permission or reasonable excuse, in which case he shall be deemed to have quit. Such employees shall lose all seniority rights.

     4. An employee laid off shall be given notice of recall mailed to him at last known address by registered mail. The employee must respond to such notice within three (3) working days and must report to work within seven (7) working days unless otherwise mutually agreed to. In the event the employee fails to comply with the above, he shall lose all seniority.

     5. All new vacancies and new routes shall be filled by bid based on seniority, qualifications and physical ability.


                                   ARTICLE IX
                                    VACATIONS

     1. The basis of vacation pay shall be the employee's straight time hourly rate of pay in effect when the vacation is taken.

     2. Vacations shall be set having due regard to seniority and the desires of employees and the needs of the business. Normally, an employee covered by this Agreement shall be entitled to take his vacation immediately following the week in which the anniversary of his seniority date falls, provided, however, that not more than one employee shall be permitted to take his vacation at any one time. Individual exceptions may be made at the request of either the employee or the Employer by mutual agreement.

     3. Employees with one (1) year and less than three (3) years of service with the Employer shall receive a vacation with pay of one (1) week on the basis of forty (40) hours.

     4. Employees with three (3) years or more of service with the Employer shall receive a vacation with pay of two (2) weeks on the basis of eighty (80) hours.

     5. Employees with nine (9) years or more of service with the Employer shall receive a vacation with pay of three weeks on the basis of one hundred twenty (120) hours.

     6. Employees with eighteen (18) years or more of service with the Employer shall receive a vacation pay of four (4) weeks on the basis of one hundred sixty
(160) hours.

     7. If a holiday falls during an employee's vacation period, the employee shall be entitled to an additional day's pay.

     8. If an employee does not take his vacation, he shall not receive vacation pay.


                                    ARTICLE X
                                  FUNERAL LEAVE

     Each employee shall be entitled to a funeral leave of up to two (2) days duration, with pay, to attend the funeral of any member of the employee's immediate family. The amount of leave granted by the Employer shall be the amount reasonably required for the employee to attend the funeral and transact any affairs in connection therewith, subject to the maximum leave of two (2) days. "Immediate family" shall be defined as the employee's spouse, his children, his mother and father, and his mother-in-law and father-in-law.


                                   ARTICLE XI
                                HEALTH & WELFARE

     1. The Company and the Union have agreed to a program of benefits for employees in the bargaining unit represented by the Union and covered by this Agreement.

     2. The insurance program for employees and their dependents as set forth in Schedules "A" and "B" attached shall be continued for the life of this Agreement.

     3. The level of employee contributions for the term of the Agreement are as follows:

Effective              Option 1  Option 2   Option 3    Option 4

April 1, 1995    Single    *      No Cost   $ 9.93/wk.$ 7.19/wk.
                 Family    *      No Cost   $23.64/wk.$17.01/wk.

January 1, 1996  Single    *      $1.35/wk. $11.28/wk.$ 8.54/wk.
                 Family    *      $2.69/wk. $26.33/wk.$19.70/wk

January 1, 1997  Single    *      $1.75/wk. $11.68/wk.$ 8.94/wk.
                 Family    *      $3.50/wk. $27.14/wk.$20.51/wk.

January 1, 1998  Single    *      $2.25/wk. $12.18/wk.$ 9.44/wk.
                 Family    *      $4.30/wk. $27.94/wk.$21.31/wk.

                 *     $300.00 annual employee rebate.

     4. Beginning on January 1, 1996, employee contributions to the Health & Dental Plan shall be made on a pre-tax basis as provided under Section 125 of the Federal Tax Code. Also as provided for under Section 125, a Healthcare Spending Account will be made available to employees on January 1, 1996.

     5. The employer agrees to maintain employee life insurance in accordance with the following:

        a.   Life Insurance and AD&D (Company Paid)

             Effective April 1, 1995  - $14,000
             Effective April 1, 1996  - $15,000
             Effective April 1, 1997  - $16,000

        b. Each employee will have the option to purchase supplemental life insurance but it will not be mandatory. At the employee's option they can purchase double the coverage for an additional cost as follows:

             Effective April 1, 1995  - $14,000   $3.36/per week
             Effective April 1, 1996  - $15,000   $3.60/per week
             Effective April 1, 1997  - $16,000   $3.81/per week

     6. The Company also agrees to provide Sickness and Accident benefits up to a maximum of 26 weeks in accordance with the following:

                    Effective April 1, 1995  -  $145.00 weekly
                    Effective April 1, 1996  -  $150.00 weekly
                    Effective April 1, 1997  -  $155.00 weekly
          (First day of hospitalization for accident, eighth day for sickness.)

                                   ARTICLE XII
                                   RETIREMENT

     1. All active bargaining unit employees are eligible to participate in the Morgan Products Ltd. Profit Sharing and Savings Retirement (401K) Plan. Such participation shall be in accordance with the terms of that Plan.

     2. Because of the eligibility of employees to participate in the Morgan Products Ltd. Profit Sharing and Savings and Retirement (401K) Plan, they will no longer accrue any pension benefits beginning June 15, 1992 under the Morgan Products Ltd. Hourly Pension Plan ("Hourly Pension Plan). The discontinuance of benefit accruals under the Hourly Pension Plan will not affect benefits earned under that Plan up to and including June 14, 1992. Where an employee is not vested under the Hourly Pension Plan, his continued service with the company will be counted toward satisfying such vesting requirement. The plan provides 100% vesting after five (5) years of continuous service.

     3. The parties agree that the Company may seek to fully terminate the Hourly Pension Plan for organization unit employees. Any such termination shall be in accordance with applicable federal law and, if permissible, employees will be allowed to roll Hourly Pension Plan payouts into their Morgan Products Ltd. Profit Sharing and Savings Retirement Plan. In the event the employees are allowed to roll over their plan payouts, the employer will not provide matching funds for the employees' rolled over contributions to the Profit Sharing and Savings Retirement Plan.

                                  ARTICLE XIII
                                MANAGEMENT RIGHTS

     1. The right to manage the business, direct its working forces and to maintain reasonable rules and regulations governing the operation of the Employer and the conduct of its employees is vested exclusively with the Employer, except as otherwise specifically provided by this Agreement.

                                   ARTICLE XIV
                               WORKING CONDITIONS

     1. No employee shall be required to drive any equipment which does not comply with all City and State safety regulations. The employees shall notify the Employer on forms to be furnished by the Employer concerning required maintenance on vehicles and equipment.

     2. An employee may be shifted by the Employer from one piece of equipment to another piece of equipment not to exceed two machines in any one day, except for such additional changes as may be required due to a breakdown on required repair.

     3. Duly authorized representatives of the Union may visit the premises of the Employer during reasonable hours for the purpose of handling employee grievances, provided they shall have first reported to the office of the Employer . Such visits shall not disturb normal operations of the Employer. If the Union shall abuse this privilege, it may be terminated by the Employer.

     4. The Employer agrees not to enter into any agreement or contract with his employees, individually or collectively, which in any way conflicts with the terms and provisions of this Agreement.

     5. The Employer may discharge any employee for just cause. Negligent work, failure to report an accident, dishonesty, drunkenness, or drinking while on the job shall constitute just cause for discharge. However, just causes for discharge are not limited to the foregoing. Any employee may request an investigation as to his discharge. If an arbitration decision, pursuant to
Article XIV of this Agreement, is rendered in favor of an employee concerning any dispute over discharge or layoff, the Employer shall not be penalized for more than eight (8) days back pay.

                                   ARTICLE XV
                                   ARBITRATION

     1. Any grievance involving the interpretation or application of this Agreement must be brought to the attention of the Employer within three (3) days after the facts giving rise to such complaint or grievance arose. Any such grievance not so settled shall be presented in writing within three (3) days to a representative of the Employer and of the Union. However, any grievance regarding discharge or layoff may be initiated by the Union by written notice to the Employer immediately after such discharge or layoff. Any grievance not settled by representatives of the Union and the Employer within five (5) days after delivery of written notice shall be referred to an arbitrator if the Union so requests such arbitration in writing. Any complaint or grievance shall be barred, if not presented or processed in the stated time and manner.

     2. The arbitrator shall be selected by agreement of the parties. In the event of an inability to agree, the selection of the arbitrator shall be made from a list of five (5) names furnished at the request of either party by the Federal Mediation and Conciliation Service. The arbitrator shall have no power to add to or subtract from any of the terms of this Agreement. In the case of arbitration, the decision of the arbitrator shall be final and binding upon all parties to this Agreement and the expenses of the arbitrator shall be borne equally by both sides.

                                   ARTICLE XVI
                              NO STRIKE OR LOCKOUT

     1. The Union agrees that, during the term of this Agreement, there shall be no strike of any or all of the employees of the Employer covered by this Agreement. The Employer agrees that, during the term of this Agreement, there shall be no lockout against any or all of its employees covered by this Agreement. For the purpose of this section, strike shall include a sit-down, stay-in, slowdown, walkout, curtailment or stoppage of work, interference with work or receipt of shipment of material or products, picketing the Employer's premises; provided, however individual employees may elect to refuse to cross a picket line, if such picket line has been first authorized by the Union involved and any such refusal by an employee shall not be a violation of this Agreement.

     2. In any event of a walkout in violation of the above provision, whether or not officially authorized by the Union, any employee found guilty of instigating, fomenting, actively supporting or condoning such strike, shall be subject to discipline, including discharge, without appeal or recourse, provided the facts in issue may be subject to arbitration.

                                  ARTICLE XVII
                               CONFORMITY WITH LAW

     1. If any term or provision of this Agreement, at any time during the life of this Agreement, is in conflict with any applicable valid Federal or State law, such term or provision shall continue in effect only to the extent permitted by such law, and if the term or provision of this Agreement is or becomes legally invalid, such legal invalidity shall not affect or impair any other term or provision of this Agreement.

                                  ARTICLE XVIII
                                EQUAL OPPORTUNITY

     1. It is the policy and practice of both the Company and the Union to provide Equal Employment Opportunity to all persons without regard to race, color, religion, sex, national origin, age, or disability, as defined in applicable Federal and State laws. This includes hiring, assigning, training, promotions, transfers, terminations, compensation, employee benefits, and all other conditions of employment.

     2. Any reference to gender in this Agreement shall apply equally to both male and female.

                                   ARTICLE XIX
                              SCOPE AND TERMINATION

     1. The parties hereto have met, discussed and negotiated with respect to all areas and phases of collective bargaining and this Agreement represents the full Agreement of the parties and supersedes and cancels all previous agreements and understandings between the parties.

     2. This Agreement shall be effective as of April 1, 1995, and shall continue and remain in effect until the 31st day of March, 1998, and from year to year thereafter unless sixty (60) days written notice is given by either party to the other prior to the 31st day of March, 1998, or prior to March 31st of any year thereafter of intention to modify or terminate this Agreement.

                                             UNION NO. 541, affiliated with
          BUILDING MATERIAL, EXCAVATING,     the INTERNATIONAL BROTHERHOOD
          HEAVY HAULERS, DRIVERS,            OF TEAMSTERS
          HELPERS AND WAREHOUSEMEN LOCAL

          By __________________________
               Elton White                   MORGAN DISTRIBUTION
               Business Representative            a Division of.
                                             Morgan Products LTD.




                                             By_________________________
                                                Dennis C. Hood
                                  SCHEDULE "A"


The new plan will provide benefits for you and each eligible dependent during the life of the Agreement and in accordance with the individual Health Plan Option selected. The following constitutes a summary of the available options.

                          HOURLY DISTRIBUTION EMPLOYEES

                         SUMMARY OF HEALTH PLAN OPTIONS

  BENEFIT            OPTION 1                OPTION 2      OPTION 3           OPTION 4

  Inpatient          80% after          80% after          *80% after         80% after
  Hospital           deductible         deductible         deductible         deductible

  X-ray and Lab      80% after          80% after          *80% after         80% after
                     deductible         deductible         deductible         deductible

  Outpatient         80% after          80% after          *100% after        100% after
  Surgery, Home      deductible         deductible         deductible         deductible
  Health Care,
  Hospice, Pre-
  Admission
  Testings, Pap
  Smear,
  Birthing
  Center

  Physician          80% after          80% after          80% after          80% after
  Charges            deductible         deductible         deductible         deductible

  Chiropractor       80% after          80% after          80% after          80% after
                     deductible         deductible         deductible         deductible
                     maximum $500       maximum $500
                     per calendar       per calendar
                     year               year

  Mental/Nervous     Combined           Combined           Combined           Combined
  Alcoholism &       Inpatient and      Inpatient and      Inpatient and      Inpatient and
  Drug Abuse         Outpatient:        Outpatient:        Outpatient:        Outpatient:
  Treatment                                                                   80% after
                     80% after          80% after          80% after          deductible
                     deductible         deductible         deductible         maximum $7,000
                     maximum $7000      maximum $7000      maximum $7000      p/calendar
                     p/calendar         p/calendar         p/calendar         year $20,000
                     year $20,000       year  $20,000      year  $20,000      lifetime
                     lifetime           lifetime           lifetime


                                                                              2 Inpatient
                     2 Inpatient        2 Inpatient        2 Inpatient        Treatment per
                     treatment per      Treatment per      Treatment per      lifetime
                     lifetime           lifetime           lifetime

 Prescription       $80% after         80% after          Generic - 100%     Generic - 100%
 Drugs              deductible         deductible         no deductible      no deductible
                                                          Brand - 80%        Brand - 80%
                                                          deductible         deductible


                                  SCHEDULE "A"

Summary of Health Plan Options for Hourly distribution Employees (Continued)

          BENEFIT            OPTION 1                OPTION 2      OPTION 3           OPTION 4

          Wellness
          Benefit:

          Routine            80% after          80% after          Not Covered        Not Covered
          Physicals          deductible,        deductible,
                             $200 per           $200 per
                             calendar year      calendar year
                             maximum            maximum

          Routine            80% after          80% after          Not Covered        Not Covered
          Mammograms         deductible, 1      deductible, 1
                             per calendar       per calendar
                             year after age     year after age
                             40                 40

          Well Baby Care
          (to age 24         80% after          80% after          Not Covered        Not Covered
          months)            deductible         deductible

          Lifetime           $1,000,000         $1,000,000         $1,000,000         $1,000,000
          Maximum

          Out-of-Pocket      Individual         Individual         Individual         Individual
                             $1,900             $1,100             $1,000             $1,000
                             Family - $3800     Family - $2200     Family - $2000     Family -  $2000

          Annual             Individual         Individual         Individual         Individual
          Deductible         $1000 Family -     $200 Family -      $100 Family -      $100 Family -
                             $2000              $400               $200               $200

          Dental Plan        Plan A             Plan A             Plan B             Plan B

          Current Cost       See Article XI     See Article XI     See Article XI     See Article XI
          4-1-95



*Under option 3, the first $2,500 of Generic Rx, inpatient visits, and (*) expenses are paid at 100% with no deductible.

                                  SCHEDULE "B"
                              MORGAN PRODUCTS LTD.

                             SUMMARY OF DENTAL PLANS


          BENEFIT                          PLAN A            PLAN B

          Class 1 - Preventive
          Services:

          Oral Examinations, X-rays,       100%              100%
          Cleaning, Fluoride, space
          Maintainers

          Sealants
          (Dependent children to age       100%              100%
          19)

          Class 2 - Basis Services:

          Emergency Treatment,             80%               80%
          Amalgam/Silicate,Acrylic
          Filings, Endodontics,          Periodontics, Oral Surgery,
          Local Anesthesia,
          Extractions, Stainless
          Steel Crowns

          Class 3 - Major Services:

          Gold Foil Fillings, Inlays       50%               50%
          and Onlays, Crowns

          Class 4 - Prosthodontics
          Services:

          Removable or Fixed               50%               50%
          Bridgework, Partial or
          Complete Dentures

          Class 5 - Orthodontic
          Services:

          Teeth Straightening              50%               50%
          Procedures (Dependent
          Children to age 19)

          Deductible                       Individual -      Individual -
          (applies to Class 2, 3 and       $35               $35
          4 Services only)                 Family - $70      Family - $70

          Annual Non-Orthodontic           $1,000            $1,000
          Maximum

                                           $1,000            $1,000
          Lifetime Orthodontic
          Maximum




[Letterhead & Logo
Local Union 541
4501 Van Brunt Boulevard
Kansas City, Missouri  64130]


                                  April 1, 1995


                               LETTER OF AGREEMENT


     Upon the signing of this agreement, all employees in the employ of Morgan distribution, a division of Morgan Products Ltd., shall each be entitled to a signing bonus of $100.00.


                                                  Business Representative
          BUILDING MATERIAL, EXCAVATING,
          HEAVY HAULERS, DRIVERS,
          HELPERS AND WAREHOUSEMEN LOCAL
          UNION NO. 541, affiliated with
          the INTERNATIONAL BROTHERHOOD
          OF TEAMSTERS


          By __________________________
               Elton White
          MORGAN DISTRIBUTION
               a Division of.
          Morgan Products LTD.




          By_________________________
             Dennis C. Hood





                                      INDEX

ARTICLE        DESCRIPTION

PAGE


I              Declaration of Principles                1

II             Union Security                           1

III            Recognition                              2

IV             Time of Employment                       2

V              Holidays                                 3

VI             Wages                                    3

VII            Call in Pay                              4

VIII           Seniority                                4

IX             Vacations                                5

X              Funeral Leave                            5

XI             Health & Welfare                         6

XII            Retirement                               7

XIII           Management Rights                        7

XIV            Working Conditions                       8

XV             Arbitration                              8

XVI            No Strike or Lockout                     9

XVII           Conformity with Law                      9

XVIII          Scope and Termination                   10

               Schedule "A"                            11

               Schedule "B"                            13

               Letter of Agreement                     14